                                                                    EXHIBIT 1(a)


                                $2,000,000,000

                          DEAN WITTER, DISCOVER & CO.

                                Debt Securities

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                 _________, 1996


DEAN WITTER REYNOLDS INC.
and the other Representatives named
in the respective Terms Agreements
hereinafter described Acting on
their own behalf and on behalf of
the several Underwriters named in
the respective Terms Agreement
c/o Dean Witter Reynolds Inc.
2 World Trade Center
65th Floor
New York, New York 10048


Dear Sirs:

     1.  Introductory.  Dean Witter, Discover Co., a Delaware corporation (the
         ------------
"Company"), proposes to sell from time to time up to U.S. $2,000,000,000 aggregate principal amount (or net proceeds in the case of securities issued at an original issue discount), or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering, of its debt securities ("Debt Securities") pursuant to this Agreement. Unless otherwise specified in the applicable Terms Agreement (as defined below), the Debt Securities are to be issued under an indenture (the "Indenture"), dated as of February 24, 1993, between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). Each issue of Debt Securities may vary, where applicable, as to aggregate principal amount, maturity, interest rate or rates and timing of payments thereof, redemption provisions and sinking fund requirements, if any, exercise provisions and any other variable terms which the Indenture contemplates may be set forth in the Debt Securities as issued from time to time. As used herein,
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"Securities" shall mean the securities covered by the applicable Terms
Agreement; and "you" or "your", unless the context otherwise requires, shall mean such of the parties to whom this Agreement is addressed as are named in the applicable Terms Agreement.

     Each offering of Debt Securities will be made through one or more of you or through an underwriting syndicate managed by one or more of you. Whenever the Company determines to make an offering of Debt Securities to be made through one or more of you, it will enter into an agreement (a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, one or more of you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters", which term shall include you whether acting alone in the sale of Securities or as members of an underwriting syndicate and any Underwriters substituted pursuant to Section 11 hereof). The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. The Terms Agreement relating to each offering of Securities shall specify such applicable information as is indicated in Exhibit A hereto. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-_____) such registration statement relating to the Debt Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statement as amended has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement as amended and the prospectuses relating to the sale of Debt Securities by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a supplement of the Prospectus contemplated by Section 4(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates.

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     2.  (a) Representations and Warranties of the Company.  The Company
             ---------------------------------------------
represents and warrants to, and agrees with, each of you, as of the date hereof, and to each Underwriter named in a Terms Agreement and as of the date thereof (in each case, the "Representation Date"), that:

  (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter directly or through you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee.

  (ii) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or become effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

  (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated thereby, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business which in either case are material to the Company and its subsidiaries considered as a whole; there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries considered as a whole.

  (iv) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and operating data set forth in the Prospectus in response to Items 301 and 303 of Regulation S-K fairly presents, when read in conjunction with the Company's financial statements and the related notes and on the basis stated in the Registration Statement, the information set forth therein.

  (v) To the best of the Company's knowledge, Deloitte & Touche, who have expressed their opinion on the audited financial statements and related schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the Regulations.

  (vi) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; each of Greenwood Trust Company, NOVUS Credit Services Inc., SPS Transaction Services, Inc. Dean Witter Reynolds Inc. and Dean Witter InterCapital Inc. (the "Significant Subsidiaries") has been duly organized and is validly existing and in good standing as a corporation under the laws of the state of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; the Company and each of its subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect (except where any failure to do so would not result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the

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Company and its subsidiaries considered as a whole), and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, singly or in the aggregate, if the subject of an unfavorable decision, would result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole; the Company and each of the Significant Subsidiaries are duly qualified to do business and are in good standing as foreign corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification except in any case where the failure to so qualify or be in good standing would not result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole.

  (vii) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any subsidiary is the subject, which are required to be disclosed in the Registration Statement (other than as described therein), or which, if determined adversely to the Company or any subsidiary, the Company reasonably believes would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries taken as a whole or which would materially and adversely affect the consummation of this Agreement; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

  (viii) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, which violations or defaults would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries taken as a whole; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they are bound, the Company's Certificate of Incorporation or Bylaws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their property, which breaches, violations or defaults would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole.

  (ix) The Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture, against payment of the consideration therefor in accordance with this Agreement, the Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture; the Indenture has been duly authorized, and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument enforceable in accordance with its terms except as it may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights; and the Securities and the Indenture conform or will conform at the time of their issuance and execution, as the case may be, in all material respects to the descriptions thereof in the Prospectus.

  (x) Except as otherwise set forth in the Prospectus, (A) the Company and its subsidiaries own, possess, currently have the right to use or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of its subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole and (B) the Company has good and marketable title to all real and personal property owned by it, free and clear of any security interest, lien or other encumbrance which

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would impair the use, occupancy or value, or the marketability of title, of the property subject thereto, except such as are described in the Prospectus or such as do not materially affect the value of the property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

  (xi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Debt Securities, except such as may be required by the National Association of Securities Dealers, Inc. or under the 1933 Act or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by you.

  (xii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

  (xiii) The Company and its Significant Subsidiaries are, to the best of the Company's knowledge, in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") with such exceptions as would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole.

  (xiv) This Agreement has been duly authorized, executed and delivered by the Company.

  (xv) No material labor dispute with the employees of the Company or any of its subsidiaries, exists or, to the best of the Company's knowledge, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole.

  (xvi) Except as otherwise disclosed in the Prospectus, none of the Company and its subsidiaries has been assessed a tax deficiency or is the subject of a pending tax dispute which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole.

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  (b) Any certificate signed by an officer of the Company and delivered to you or counsel for the Underwriters at a Closing Time in connection with an offering of Securities shall be deemed a representation and warranty of the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

  3.  Purchase and Sale.  The several commitments of the Underwriters to
      -----------------
purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

  Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made (i) in the case of Securities in registered form, at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or (ii) in the case of Securities in bearer form, at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 11) following the date of the applicable Terms Agreement or such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Securities to be purchased by them (unless such Securities are issuable only in the form of a single global Security registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). Such Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time. Such Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to Closing Time.

  If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Debt Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to Dean Witter Reynolds Inc. ("DWR") at Closing Time, for the accounts of the Underwriters, a fee relating to the principal amount of Debt Securities for which

Delayed Delivery Contracts are made at Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Debt Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Debt Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

  You are to submit to the Company, at least two business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Debt Securities to be purchased by each of them, and the Company will advise you, at least one business day prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Debt Securities to be covered by each such Delayed Delivery Contract.

  The principal amount of Debt Securities agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Debt Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total principal amount of Debt Securities to be purchased by all Underwriters shall be the total amount of Debt Securities covered by the applicable Terms Agreement, less the principal amount of Debt Securities covered by Delayed Delivery Contracts.

  4.  Covenants of the Company.  The Company covenants with each of you, and
      ------------------------
with each Underwriter participating in the applicable offering of Securities, as follows:

  (a) Immediately following the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Debt Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Debt Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

  (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the view of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the view of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

  (c) With respect to each sale of Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "Effective Date" (as defined in Rule
158) of the Registration Statement relating to such Securities.

  (d) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object.

  (e) The Company will notify each of you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

  (f) The Company will deliver to each of you one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

  (g) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

  (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

  (i) Between the date of any Terms Agreement and the later of termination of any trading restrictions or Closing Time with respect to the Securities, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any new issue of debt securities of the Company with a maturity of more than one year, including additional Debt Securities (except for (i) medium-term notes of the Company issued in the ordinary course of business through Dean Witter Reynolds Inc. (and the other agents, if any) (A) acting as agent for the Company, or (B) acting as principal and purchasing up to $10 million aggregate principal amount of medium-term notes of the Company for resale, or (ii) any debt securities of the Company denominated in a currency other than the currency in which the Securities subject to such Terms Agreement shall be denominated) or any warrants for the purchase of debt securities of the Company with a maturity of more than one year.

  (j) The Company will use the net proceeds received by it from the sale of the Debt Securities in the manner specified in the Prospectus under "Use of Proceeds."

  5.  Payment of Expenses.  The Company will pay all expenses incident to the
      -------------------
performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and all amendments thereto, and the printing of this Agreement and each Terms Agreement, (ii) the preparation, issuance and delivery of the Securities to the Underwriters, (iii) the reasonable fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees of rating agencies, (viii) the fees and expenses, if any, incurred in connection with the listing of the Securities on the New York Stock Exchange or any other national exchange, and (ix) the fees and expenses incurred with respect to the filing with the National Association of Securities Dealers, Inc.

  If a Terms Agreement is terminated by you in accordance with the provisions of
Section 8 or Section 9(i), the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

  6.  Indemnification and Contribution. (a) The Company agrees to indemnify and
      --------------------------------
hold harmless each Underwriter, each of its employees, officers, directors and agents, and each person, if any, who controls such Underwriter within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other federal or state statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof.

  Notwithstanding the above, the Company shall not be liable with respect to any claims made against any Underwriter or any other indemnified person under this subsection (a) unless such Underwriter or indemnified person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or indemnified person (such notification by an Underwriter shall suffice as notification on behalf of its officers, directors, employees, agents and controlling persons), but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to such Underwriter or indemnified person otherwise than on account of the indemnity agreement contained in this subsection (a). In addition, the Company shall not be liable to any Underwriter, employee, officer, director or agent of any Underwriter, or any person controlling such Underwriter under the indemnity agreement in this section (a) to the extent that any such loss, claim, damage, liability or expense of such Underwriter, employee, officer, director, agent or controlling person results solely from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if the Company has previously furnished copies thereof to such Underwriter.

  The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to such Underwriter or indemnified person, as the case may be. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Underwriter or Underwriters or other indemnified person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the reasonable fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Underwriter or Underwriters or other indemnified person or persons and such Underwriter or Underwriters or other indemnified person or persons have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to the Company or Dean Witter Reynolds Inc. ("DWR") in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel and the Underwriters other than DWR shall be entitled to use separate legal counsel and DWR shall be entitled to use separate legal counsel. The Company will not, without the prior written consent of a majority of the Representatives of the Underwriters, excluding Dean Witter Reynolds Inc. (except in the case where Dean Witter Reynolds Inc. is the sole Representative), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or employee, officer, director or agent of such Underwriter or any person who controls such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such employee, officer, director, agent or controlling person of the Underwriter from all liability arising out of such claim, action, suit or proceeding.

  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each of its employees and agents and each person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of anyuntrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof; provided,
                                                                 --------
however, that in no case is such Underwriter to be liable with respect to any
- -------
claims made against the Company or any indemnified person under this subsection
(b) unless the Company or such person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to the Company or such person otherwise than on account of its indemnity agreement contained in this subsection (b). Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Company or such person, as the case may be. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company, said employees, agents, officers and directors and any other Underwriter or Underwriters or employee or employees or agent or agents or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent.

  (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof), in such proportion as is appropriate to reflect the respective relative benefits received by the Company and the Underwriters from the offering of the Securities and the respective relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages, liabilities or expenses (or actions in respect thereof) result solely from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if the Company has previously furnished copies thereof to such Underwriter. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

  (d) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act and each employee, officer, director and agent of each Underwriter, and the obligations of the Underwriters under this
Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

  7.  Survival of Indemnities, Representations, Warranties, etc.  The respective
      ----------------------------------------------------  ---
indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall . remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for any Securities.

  8.  Conditions of Underwriters' Obligations.  The obligations of the
      ---------------------------------------
Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

  (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no order suspending trading or striking or withdrawing any Securities to be listed on a national securities exchange from listing and registration under the 1934 Act shall be in effect, and no proceedings under the 1933 Act or the 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A, by any national securities exchange, (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities, preferred stock or other obligations of the Company as of the date of the applicable Terms Agreement shall not have been lowered since the execution of such Terms Agreement, (iii) any Securities for which application has been made to list on a national securities exchange shall have been approved for listing, subject to official notice of issuance and (iv) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

  (b) At the applicable Closing Time you shall have received:

          (1) The favorable opinion, dated as of the applicable Closing Time, of Brown & Wood, counsel for the Company, in form and substance satisfactory to you, to the effect that:

          (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware and has the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation in good standing in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except in any case where the failure to so qualify or be in good standing would not result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries considered as a whole.

          (ii) Each of the Significant Subsidiaries is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and each such corporation is duly qualified as a foreign corporation in good standing in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except in any case where the failure to so qualify or be in good standing would not result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries considered as a whole.

        (iii) This Agreement, the applicable Terms Agreement, and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

        (iv) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

  (v) The Securities, including any Securities in global form, are in the form contemplated by the Indenture; the Securities have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment pursuant to this Agreement, as supplemented by the applicable Terms Agreement, or any Delayed Delivery Contracts, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and except further as enforcement thereof may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate exchange prevailing on a date determined pursuant to applicable law, and will be entitled to the benefits of the Indenture. The definitive Securities in bearer form issuable in exchange for any global Security, when duly executed, authenticated, issued and delivered in exchange for such global Security as specified in the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors, rights or by general equity principles, and except further as enforcement thereof may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and will be entitled to the benefits of the Indenture.

  (vi) The Indenture and the Securities conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement.

  (vii) The Indenture is qualified under the 1939 Act.

          (viii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (ix) The Registration Statement, at the time it became effective and as of the date of the applicable Terms Agreement (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act, and the Regulations.

          (x) Each document, if any, filed pursuant to the 1934 Act (other than the financial statements included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the rules and regulations thereunder.

          (xi) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the 1933 Act and state securities laws; and to the best of their knowledge and information, the execution and delivery of this Agreement and the applicable Terms Agreement, any Delayed Delivery Contracts, the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument set forth in a certificate of the Chief Executive Officer, a Vice President, the Treasurer or the Controller of the Company, dated as of the date of such opinion of counsel (which certificate shall set forth all material contracts, indentures, mortgages, deeds of trust, loan agreements, notes, leases or other agreements or instruments to which the Company is a party or by which it may be bound or to which any of its properties or assets are subject), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree, other than such breaches, defaults or violations which individually or in the aggregate would not result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole.

          You shall also have received from such counsel a letter advising that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement (other than the financial statements and supporting schedules and other financial or statistical information set forth therein, as to which no advice is given), then at the time of the most recent such filing, and as of the date of the applicable Terms Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date of the applicable Terms Agreement and at Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (2) The opinion or opinions, dated as of the applicable Closing Time, of Kirkland and Ellis, counsel for the Underwriters, with respect to the validity of the Securities, the Registration Statement, the Prospectus and such other related matters as you may reasonably require. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the State of Delaware and the federal law of the United States, upon opinions of counsel satisfactory to you. The Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

  (c) At the applicable Closing Time there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chief Executive Officer, a Vice President, the Treasurer or the Controller of the Company, dated as of such

Closing Time, to the effect that there has been no such material adverse change and to the effect that the representations and warranties of the Company contained in Section 2 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

  (d) You shall have received from Deloitte & Touche a letter, dated as of the date hereof or the date of the most recent report filed with the Commission containing financial statements or unaudited consolidated information and incorporated by reference in the Registration Statement, if the date of such report is later than the date hereof, and delivered at such time, in form heretofore agreed to.

  (e) You shall receive from Deloitte & Touche or other independent certified public accountants acceptable to you a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested.

  (f) At the applicable Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you.

  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

  9.  Termination.  This Agreement may be terminated for any reason at any time
      -----------
by either the Company or a majority of you upon the giving of thirty days' written notice of such termination to the other parties hereto. Such of you as may be named in any Terms Agreement may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or
(ii) if there has occurred any downgrading in the rating accorded the debt securities of the Company by any rating agency; or (iii) if trading in the Common stock of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, if a banking moratorium in the United States generally or in the City or State of New York has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies underlying the Securities; or (iv) if there has been any material adverse change in the financial markets of the United States, Japan or Europe or any outbreak or material escalation of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which, in the judgment of such of you as are named in such Terms Agreement, makes it impracticable or inadvisable to offer or sell the Securities or enforce contracts for the sale of the Securities. In the event of any such termination, (x) the covenants set forth in
Section 4 with respect to any offering of Securities shall remain in effect so long as any Underwriter owns any such Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in
Section 4(c), the provisions of Section 5, the indemnity agreement set forth in
Section 6, the contribution provisions set forth in Section 6, and the provisions of Sections 7 and 13 shall remain in effect.

  10.  Default.  If one or more of the Underwriters participating in an offering
       -------
of Securities shall fail at the applicable Closing Time to purchase the Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Securities"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

          (a) if the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate amount of the Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

  (b) if the aggregate amount of Defaulted Securities exceeds 10% of the aggregate amount of the Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company.

  As used in this Section only, the "aggregate amount" of Securities shall mean the aggregate principal amount of any Debt Securities. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the applicable Terms Agreement.

  In the event of a default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

  11.  Covenants of the Underwriters.  Each Underwriter severally covenants with
       -----------------------------
the Company that (i) it will not offer, sell or deliver any Securities in bearer form (whether temporary or definitive) during the "restricted period" (as hereinafter defined) with respect to such Securities in the United States (as hereinafter defined), or to any United States person (as hereinafter defined) other than a financial institution (as hereinafter defined), and (ii) it has in effect, in connection with the offer and sale of the Securities in bearer form during the restricted period, procedures reasonably designed to ensure that its employees or agents who are directly involved in selling the Securities are aware that the Securities cannot be offered or sold during the restricted period to a person who is within the United States or its possessions or is a United States person. An offer or sale of a Security in bearer form will not be treated as made to a person within the United States or to a United States person if the person to whom the offer or sale is made is the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Internal Revenue Code of 1986, as amended (the "Code")), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) an exempt distributor (as hereinafter defined). A sale of a Security in bearer form will not be treated as made to a United States person if such person acquires the Security through a financial institution and certain other conditions are met. As used herein,"United States person" means a citizen or resident of the United States of America, its territories, its possessions or any area subject to its jurisdiction ("United States"), or a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States Federal income taxation, regardless of its source. As used herein, "financial institution" means a branch located outside the United States of a financial institution as defined in Section 1.165-12(c)(1)(v) of the Treasury Department Regulations that is purchasing the Securities for its own account or for resale and that complies with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. As used herein, "exempt distributor" means a distributor (as hereinafter defined) that covenants in its contract with the Company or with a distributor that offers or sells a Security during the restricted period with respect to such Security pursuant to a written contract with the Company that it is buying such Security for the purpose of resale in connection with its original issuance, and if such distributor retains the obligation for its own account, it will do so only if it complies with the limitations described above for offers or sales to financial institutions. As used herein, "distributor" includes a person that offers or sells a Security during the restricted period with respect to such Security pursuant to a written contract with the Company or another distributor. As used herein, the term "restricted period" with respect to a Security means the period that begins on the earlier of the closing date or the first date on which such Security is offered to a person other than a distributor, and ends 40 days after the Closing Time with respect to such Security, except that any offer or sale of a Security by the Company or a distributor is deemed to be made during the restricted period if the Company or distributor holds the obligation as part of an unsold allotment or subscription.

  12.  Notices. All notices and other communications hereunder shall be in
       -------
writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you c/o Dean Witter Reynolds Inc. at Two World Trade Center, New York, N.Y. 10048, attention of Samuel H. Wolcott, III, or, in respect of any Terms Agreement, to such other person and place as may be specified therein; notices to the Company shall be directed to it at Two World Trade Center, New York, New York 10048, attention of Executive Vice President and General Counsel.

  13.  Parties. This Agreement shall inure to the benefit of and be binding upon
       -------
you and the Company, and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in
Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

  14.  Governing Law.  This Agreement and each Terms Agreement shall be governed
       -------------
by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                              Very truly yours,

                              DEAN WITTER, DISCOVER & CO.



                              By:
                                  -------------------------------

                              Title:
                                    -----------------------------


Accepted and delivered,
  as of the date first above written:
DEAN WITTER REYNOLDS INC.
and the other Representatives named
in the respective Terms Agreements


By:  DEAN WITTER REYNOLDS INC.


By:
    ---------------------------------
          Authorized Signature

                                                                       EXHIBIT A


                          DEAN WITTER, DISCOVER & CO.
                            (A DELAWARE CORPORATION)

                                DEBT SECURITIES

                                TERMS AGREEMENT
                                ---------------

                                                            Dated:          , 19

TO:  DEAN WITTER, DISCOVER & CO.
Two World Trade Center
New York, New York 10048
Attention:

Re:  Underwriting Agreement dated ________ __, 1996.

                                DEBT SECURITIES
                                ---------------

Title of Debt Securities:

Indenture (if other than as specified in the Underwriting Agreement):

Principal amount to be issued: $

Current ratings:

Interest rate:      % Payable:

Date of maturity:

[Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agent:]

Redemption provisions:

Sinking fund requirements:

Delayed Delivery Contracts: [authorized] [not authorized].

Delivery Date:

Minimum Contract:

Maximum aggregate principal amount:

Fee:    %.

[Public offering price:      %, plus accrued interest, or amortized original
issue discount, if any, from           , 19  .]

Purchase price:     %, plus accrued interest, or amortized original issue
discount, if any,  from           , 19  .](payable in next day funds).

                            -----------------------

Closing date and location with respect to registered Securities:

Closing date and location with respect to bearer Securities:

Additional Representatives, if any:

[Additional Termination Events: To the list of termination events included in
Section 9 of the Underwriting Agreement is added the following:

     (iv) a general moratorium in foreign exchange trading, or a moratorium in or U.S. dollar trading, by major international banks or persons has been declared, or exchange controls have been imposed or proposed, affecting the or the U.S. dollar by any competent governmental authority in the United States
or           ; or

     (v) there shall be pending any legal proceedings against the Company or the Underwriters relating to the Securities,]

[Additional Agreement of the Underwriters: To the agreements of the Underwriters included in Section 11 of the Underwriting Agreement is added the following:

The Underwriters agree that they will not offer, sell, resell or deliver,
directly or indirectly, any Securities in            or to residents of
, or to others for the reoffering, resale or delivery of any Securities
directly or indirectly in            or to any resident of            .]

     Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Debt Securities set forth opposite its name.



                                        [PRINCIPAL AMOUNT
                                                OF
   NAME                                 DEBT SECURITIES
   ----                                 -----------------

                                        $ _________

                        TOTAL:          $ =========    ]


     This Terms Agreement may be executed by any one or more of the parties thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


                              DEAN WITTER REYNOLDS INC.
                              (OTHER REPRESENTATIVES]

                              By:  DEAN WITTER REYNOLDS INC.


                              By:
                                 ------------------------------------
                                    [TITLE]

                              Acting on behalf of themselves and the other named Underwriters.

Accepted:

By:  DEAN WITTER, DISCOVER & CO.


By:
   ---------------------------
               [TITLE]

                                                                       EXHIBIT B


                          DEAN WITTER, DISCOVER & CO.
                            (a Delaware corporation)

                                Debt Securities

                           DELAYED DELIVERY CONTRACT
                           -------------------------

                                                                            , 19


DEAN WITTER, DISCOVER & CO.
Two World Trade Center
New York, N.Y. 10048

  Attention:


Dear Sirs:

     The undersigned hereby agrees to purchase from Dean Witter, Discover & Co. (the "Company"), and the Company agrees to sell to the undersigned on
, 19   (the "Delivery Date"),

principal amount of the Company's [insert title of security] (the "Securities"),
offered by the Company's Prospectus dated           , 19  , as supplemented by
its Prospectus Supplement dated           , 19  , receipt of which is hereby
acknowledged, at a purchase price of   % of the principal amount of Debt
Securities, plus accrued interest from           , 19  , to the Delivery Date,
and on the further terms and conditions set forth in this contract.

     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds, at the office of Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is
subject and (2) the Company, on or before           , 19  , shall have sold to
the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement
dated          , 19  , between the Company and the Underwriters.  The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

     Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the Company will not accept Delayed Delivery
Contracts for an aggregate amount of Securities in excess of $      and that the
acceptance of any Delayed Delivery Contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NOW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                              Yours very truly,

                               -------------------------------
                              (Name of Purchaser)


                              By
                                -------------------------------
                                    (Title)


                                -------------------------------

                                -------------------------------
                                   (Address)


Accepted as of the date first above written.

DEAN WITTER, DISCOVER & CO.

By
  -------------------------------

                PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

          The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print)

                                        Telephone No.
Name                                 (Including Area Code)
- ----                                 ---------------------






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